EXHIBIT 99.1

COSINE COMMUNICATIONS ANNOUNCES
FOURTH QUARTER AND FISCAL 2004 FINANCIAL RESULTS

SAN JOSE, CALIF., March 31, 2005 — CoSine Communications, Inc. (Nasdaq: COSN), a provider of customer support services for managed, network-based IP and broadband services, today announced revenue for the quarter ended December 31, 2004, of $1.6 million and a net loss of $5.6 million, or $0.53 per share, as compared to revenue of $2.4 million and a net loss of $10.2 million or $1.03 per share for the quarter ended December 31, 2003. Revenue for the year ended December 31, 2004 was $9.7 million and the net loss was $37.3 million, or $3.70 per share as compared to revenue of $14.6 million and a net loss of $34.9 million or $3.57 per share for the year ended December 31, 2003.

During the quarter ended December 31, 2004, CoSine completed the restructuring activities announced in September 2004 and now operates a customer service and support business for its existing customers, supported by a third party contractor. Activities during the quarter ended December 31, 2004, included the lay-off of substantially all remaining employees, termination of leases, disposal of most of the company’s tangible assets and termination of supplier agreements. The net loss in the quarter ended December 31, 2004 includes restructuring charges of $3.7 million related to those activities.

Merger Agreement

On January 7, 2005, CoSine entered into a definitive Agreement and Plan of Merger with Tut Systems, Inc. (Nasdaq: TUTS). The terms and conditions of this agreement are more fully described in the filing made with the Securities and Exchange Commission on Form 8-K on January 7, 2005.

Additional Information about the Proposed Merger

In connection with the proposed merger, Tut Systems and CoSine will be filing a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”), including a proxy statement that will be distributed to stockholders of CoSine. Investors and security holders of CoSine are urged to read the proxy statement/prospectus carefully when it becomes available and any other relevant documents filed with the SEC, because they will contain important information about the proposed merger. Investors will be able to obtain a copy of the proxy statement/prospectus (when available), as well as other filings of Tut Systems and CoSine, free of charge on the SEC’s Internet site (http://www.sec.gov). In addition, documents filed by Tut Systems with the SEC can be obtained, without charge, by directing a request to Tut Systems, Inc., Jeff Schline, 6000 SW Meadows Road, Lake Oswego, Oregon, 97035, 917-217-0364, and documents filed with the SEC by CoSine will be available free of charge by contacting CoSine Communications, Inc., Attn. Terry Gibson, Chief Financial Officer, 560 South Winchester Blvd. San Jose, California 95128, 408-236-7518. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decision.

About Cosine Communications

CoSine Communications was founded in 1998 as a global telecommunications equipment supplier to empower service providers to deliver a compelling portfolio of managed, network-based IP and broadband services to consumers and business customers. Currently, CoSine’s business consists primarily of a customer service capability operated under contract by a third party.

Safe Harbor Warning

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine’s expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, Cosine’s ability to identify and effectuate desirable strategic alternatives, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring possible strategic alternatives and opportunities and to any specific strategic alternative or opportunity selected by CoSine and the continued downturn in the telecommunications industry and slow development of the market for network-based IP services, all as may be discussed in more detail on pages 29 through 35 of our Annual Report on Form 10-K for the fiscal year ending December 31, 2003 and on pages 13 and 14 and pages 24 through 29 of our Quarterly Report on Form 10-Q for the quarter ending September 30, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

For additional information contact:

Terry Gibson
(408) 236-7518
E-mail: Terry.Gibson@Cosinecom.com

CoSine Communications, Inc.
CONSOLIDATED STATEMENT OF OPERATIONS
(In conformity with generally accepted accounting principles)
(in thousands, except per share data)

	Three months ended			Twelve months ended
	December 31,			December 31,
	2004		2003	2004	2003
	(unaudited)		(unaudited)
Revenue	$1,564		$2,377	$9,675	$14,621
Cost of revenue	(287	)(1)	1,430	7,086 (2)	6,765

Gross profit	1,851		947	2,589	7,856
Operating expenses:
Research and development	1,762		5,836	15,078	21,756
Sales and marketing	458		3,498	10,052	13,808
General and administrative	1,438		1,583	6,064	7,226
Restructuring and impairment charges	3,695	(3)	(15)	8,909 (4)	336

Total operating expenses	7,353		10,902	40,103	43,126

Loss from operations	(5,502)		(9,955)	(37,514)	(35,270)
Interest income and expense and other, net	(94)		(12)	210	625

Loss before income tax provision	(5,596)		(9,967)	(37,304)	(34,645)
Income tax provision	31		201	33	287

Net loss	$(5,627)		$(10,168)	$(37,337)	$(34,932)

Basic and diluted net loss per share	$(0.53)		$(1.03)	$(3.70)	$(3.57)
Shares used in computing basic and diluted net loss per share	10,500		9,899	10,082	9,791

(1)	Cost of revenue for the year ended December 31, 2004 includes $0.7 million in recoveries of inventory written down in previous periods.

(2)	Cost of revenue for the year ended December 31, 2004 includes charges of $2.8 million and $375,000 for inventory write-downs and termination of contract manufacturers, respectively.

(3)	Restructuring charges for the quarter ended December 31, 2004 included $619,000 for reduction in force, $2.9 million for lease termination and $1.0 million for software contracts, net of a $0.9 gain on asset sales.

(4)	Restructuring and impairment charges for the year ended December 31, 2004 include $3.5 million for reduction in force, $2.9 million for lease termination, $1.0 million for software contracts and $1.4 million, net of recoveries, for impairment of long-lived assets.

CoSine Communications, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In conformity with generally accepted accounting principles)
(in thousands)

	December 31,	December 31,
	2004	2003(1)
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$24,913	$57,752
Accounts receivable, trade	1,328	4,962
Accounts receivable, other	483	494
Inventory	—	4,003
Prepaid expenses and other current assets	949	2,668

Total current assets	27,673	69,879
Property and equipment, net	—	2,900
Long-term deposits	150	647

	$27,823	$73,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,950	$6,502
Deferred revenue	509	3,543
Current portion of long-term debt	—	129

Total current liabilities	4,459	10,174
Accrued rent	—	2,078
Stockholders’ equity	23,364	61,174

	$27,823	$73,426

(1)	Amounts are derived from the December 31, 2003 audited financial statements.